AMENDMENTS TO BYLAWS

                  WHEREAS, this Board of Directors deems it to be in the best interests of Countrywide Credit Industries, Inc. (the "Corporation") to amend its bylaws as set forth below;

                  NOW THEREFORE, BE IT RESOLVED, That Article II, Sections 1, 3 and 10; Article III, Sections 4, 9 and 12; Article V, Sections 1, 2 and 4; Article VI, Section 1; and Article VII, Section 6 the Bylaws of the Corporation are hereby amended to read as follows:


         Article II, Section 1:  Place of Meeting, Etc.

         All meetings of the shareholders shall be held at such dates, times and places within or without the State of Delaware as shall be determined by the Board of Directors, the Chairman of the Board or the Chief Executive Officer and as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof, except as otherwise provided in these Bylaws. If the place of any meeting is not so fixed, it shall be held at the principal executive office of the Corporation in the State of California.


         Article II, Section 3:  Special Meeting

         Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Chief Executive Officer or the Secretary upon the written request of a majority of the directors. Such request shall state the purpose or purposes of the proposed meeting. At such meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice thereof.


         Article II, Section 10:  Conduct of Meetings

         At each meeting of the shareholders, the Chairman of the Board or, in his absence, the Vice Chairman of the Board or, in his absence, the Chief Executive Officer or, in his absence, the President or, in his absence, one of the Executive Vice Presidents, in order of seniority, or in their absence, one of the Senior Managing Directors, in order of seniority, or in their absence, one of the Managing Directors, in order of seniority, shall act as Chairman of the meeting. The Secretary or, in his absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the shareholders shall be as determined by the Chairman of the meeting.


         Article III, Section 4:  Resignations

         Any director may resign at any time by giving written notice of his resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Board. Any such resignation shall take effect at the time specified therein or if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


         Article III, Section 9:  Special Meeting

         Special meetings of the Board may be called by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President and shall be called by the Chief Executive Officer or the Secretary upon the written request of a majority of the directors. Such request shall state the purpose or purposes of the meeting.


         Article III, Section 12:  Conduct of Meetings

         At each meeting of the Board, the Chairman of the Board or, in his absence, the Vice Chairman of the Board or, in his absence, the Chief Executive Officer or, in his absence, the President or, in his absence, another chosen by a majority of the directors present shall act as Chairman of the meeting. The Secretary or, in his absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the Chairman of the meeting.


         Article V, Section 1:  Executive Officers, Etc.

         The executive officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Senior Managing Directors, one or more Managing Directors, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary and a Treasurer. The Board may also elect or appoint such other officers as it deems necessary or desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary.


         Article V, Section 2:  Duties

         (a) The Chairman of the Board: The Chairman of the Board of Directors shall preside at all meetings of the shareholders and directors and shall have such other powers and duties as may be assigned by the Board from time to time.

         (b) The Vice Chairman of the Board: The Vice Chairman of the Board shall perform, in the absence or disability of the Chairman of the Board, the duties and exercise the powers of the Chairman of the Board and shall generally assist the Chairman of the Board and perform such other duties as the Board of Directors or the Chairman of the Board shall prescribe.

         (c) The Chief Executive Officer: The Chief Executive Officer shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall be ex officio a member of all standing committees, and shall see that all orders and resolutions of the Board are carried into effect.

         (d) The President: The President shall participate with the Chief Executive Officer in determining the Corporation's strategic direction, shall perform, in the absence or disability of the Chief Executive Officer, the duties and exercise the powers of the Chief Executive Officer, and shall perform such other duties as the Board of Directors shall prescribe.

         (e) Executive Vice Presidents: The Executive Vice President or, if there be more than one, the Executive Vice Presidents, in order of their seniority or in any other order determined by the Board, shall perform, in the absence or disability of the President, the duties and exercise the powers of the President and shall generally assist the President and perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

         (f) Senior Managing Directors: The Senior Managing Director, or if there be more than one, the Senior Managing Directors, in order of their seniority or in any other order determined by the Board, shall perform, in the absence or disability of the Executive Vice President or, if there be more than one, in the absence or disability of all Executive Vice Presidents, the duties and exercise the powers of the Executive Vice President and shall perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

         (g) Managing Directors: The Managing Director or, if there be more than one, the Managing Directors, in order of their seniority or in any other order determined by the Board, shall generally assist the Senior Managing Director, or if there be more than one, the Senior Managing Directors, and perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

         (h) Senior Vice Presidents: The Senior Vice President or, if there be more than one, the Senior Vice Presidents, in order of their seniority or in any other order determined by the Board, shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe.

         (i) Vice Presidents: The Vice President or, if there be more than one, the Vice Presidents, in order of their seniority or in any other order determined by the Board, shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe.

     (j) The Secretary: The Secretary shall attend all meetings of the Board and all meetings of the shareholders and shall record all votes and the minutes of all proceedings in books to be kept for that purpose and shall perform like duties for the standing committees when required. Except as otherwise provided by these Bylaws or as directed by the Board, he shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, he shall affix the same to any corporate instrument and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He shall keep in safe custody such books and records as the Board may direct and shall perform all other duties incident to the office of Secretary, or as may be prescribed by the Board of Directors or the Chief Executive Officer.

         (k) The Treasurer: The Treasurer shall have the care and custody of the corporate funds, he shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and he shall perform all other duties incident to the office of Treasurer, or as may be prescribed by the Board of Directors or the Chief Executive Officer.


         Article V, Section 4:  Resignations

         Any officer may resign at any time by giving written notice of his resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Board. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


         Article VI, Section 1:  Certificates

         Certificates for the Corporation's capital stock shall be in such form as required by law and as approved by the Board. Each such certificate shall be signed in the name of the Corporation by the Chairman of the Board or the Vice Chairman of the Board or the Chief Executive Officer or the President or any Executive Vice President or any Senior Managing Director or any Managing Director and by the Secretary or the Treasurer or any Assistant Secretary or any Assistant Treasurer, and shall bear the seal of the Corporation or a facsimile thereof. If any such certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or its employees, the signature of any such officer may be a facsimile signature. In case of any officer who shall have signed or whose facsimile signature was placed on any such certificate shall have ceased to be such officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.


         Article VII, Section 6: Proxies in Respect of Securities of Other Corporations

         Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President, a Senior Managing Director, or a Managing Director may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.